Exhibit 23.01


                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 30, 1995 (except with respect to matters discussed in Note 16, as to which the date is February 10, 1995,and the matters discussed in paragraph 15 of Note 13, as to which the date in March 17, 1995), included in LG&E Energy Corp.'s Form 10-K for the year ended December 31, 1994, and to all references to our Firm included in this registration statement.


                                      /s/ Arthur Andersen LLP
                                      ARTHUR ANDERSEN LLP

Louisville, Kentucky
June 30, 1995